Exhibit 99.2

Copa di Vino Corporation

Condensed Financial Statements

September 30, 2020

(Unaudited)

Copa di Vino Corporation

Condensed Balance Sheets

(Unaudited)

	September 30, 2020	December 31, 2019

ASSETS
CURRENT ASSETS
Cash	$145,415	$62,898
Accounts receivable, net	191,981	402,443
Inventory	563,989	499,741
Prepaid expenses	81,651	71,599

Total current assets	983,036	1,036,681

Property and equipment, net	921,036	1,037,151

Intangible assets, net	227,012	250,512

Total assets	$2,131,084	$2,324,344

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,175,472	$1,244,764
Accrued expenses	381,305	415,958
Line of credit	44,755	49,000
Current portion of notes payable	249,212	543,058
Related party notes payable	992,710	233,426

Total current liabilities	2,843,454	2,486,206

Notes payable, net of current portion	159,900	159,917

Total liabilities	3,003,354	2,646,123

STOCKHOLDERS’ DEFICIT
Voting common stock, $0.001 par value, 80,000,000 shares authorized, 24,440,945 shares issued and outstanding at September 30, 2020 and December 31, 2019	24,441	24,441
Non-voting common stock, $0.001 par value, 20,000,000 shares authorized, 7,993,802 shares issued and outstanding at September 30, 2020 and December 31, 2019	7,994	7,994
Additional paid-in capital	4,258,399	4,258,399
Accumulated deficit	(5,163,104)	(4,612,613)

Total stockholders’ deficit	(872,270)	(321,779)

Total liabilities and stockholders’ deficit	$2,131,084	$2,324,344

See accompanying notes.

Copa di Vino Corporation

Condensed Statements of Operations

(Unaudited)

	Nine months ended September 30,
	2020	2019

NET SALES
Sales, net of allowances and discounts	$2,252,950	$4,121,305
Less federal excise taxes	(17,957)	(50,468)

Net sales	2,234,993	4,070,837

COST OF GOODS SOLD	1,698,407	2,833,284

GROSS PROFIT	536,586	1,237,553

OPERATING EXPENSES	987,914	1,498,339

(LOSS) FROM OPERATIONS	(451,328)	(260,786)

OTHER INCOME (EXPENSE)
Interest income	-	547
Interest expense	(99,163)	(152,355)
Other income (expense)	-	3,000

Total other (expense)	(99,163)	(148,808)

LOSS BEFORE INCOME TAXES	(550,491)	(409,594)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(550,491)	$(409,594)

See accompanying notes.

Copa di Vino Corporation

Condensed Statements of Stockholders’ Equity (Deficit)

(Unaudited)

							Total
	Voting Common Stock		Non-Voting Common Stock		Additional Paid-In	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

BALANCE, December 31, 2018	24,440,945	24,441	7,993,802	7,994	4,258,399	(4,504,695)	(213,861)

Net loss, nine months ended September 30, 2019	-	-	-	-	-	(409,594)	(409,594)

Net loss, three months ended December 31, 2019	-	-	-	-	-	301,676	301,676

BALANCE, December 31, 2019	24,440,945	$24,441	7,993,802	$7,994	$4,258,399	$(4,612,613)	$(321,779)

Net loss, nine months ended September 30, 2020	-	-	-	-	-	(550,491)	(550,491)

BALANCE, September 30, 2020	24,440,945	$24,441	7,993,802	$7,994	$4,258,399	$(5,163,104)	$(872,270)

See accompanying notes.

Copa di Vino Corporation

Condensed Statements of Cash Flows

(Unaudited)

	Nine-months ended September 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(550,491)	$(409,594)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	151,792	153,936
Changes in operating assets and liabilities
Accounts receivable, net	210,462	406,475
Inventories	(64,248)	229,001
Prepaid expenses	(10,052)	46,624
Accounts payable	(55,513)	236,545
Accrued expenses	(48,432)	(196,479)

Net cash provided by (used in) operating activities	(366,482)	466,508

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for property and equipment	(12,177)	(28,791)

Net cash used in investing activities	(12,177)	(28,791)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes and related party payables	1,304,996	612,030
Repayments of notes and related party payables	(545,712)	(1,086,895)
Advances on line of credit	98,000	213,500
Payments on line of credit	(102,245)	(165,949)
Proceeds of notes payable	170,355	-
Principal payments of notes payable	(464,218)	-

Net cash provided by (used in) financing activities	461,176	(427,314)

NET INCREASE IN CASH	82,517	10,403

CASH AT BEGINNING OF YEAR	62,898	52,495

CASH AT END OF YEAR	$145,415	$62,898

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest	$81,105	$90,921

See accompanying notes.

Copa di Vino Corporation

Notes to Condensed Financial Statements (Unaudited)

Note 1 – Summary of Significant Accounting Policies

Nature of operations – Copa di Vino Corporation (Copa di Vino, or the Company) is a bottler of wine into single cup servings, with a bottling plant and administrative offices located in The Dalles, Oregon. The Company’s primary customers are distributors throughout the United States.

Basis of accounting and presentation – The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances at the time. Actual results could differ from those estimates.

Cash and cash equivalents – For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk associated with its cash and cash equivalents.

Accounts receivable – Accounts receivable are recorded when invoices are issued and are written off against the allowance for doubtful accounts if they are determined by management to be uncollectible. Accounts receivable consist primarily of non-interest bearing trade receivables from the sale of products. Generally, the Company considers accounts receivable past due after 30 days. Management individually reviews all delinquent accounts receivable balances and has recorded an allowance for receivables that are not fully collectible. The allowance for uncollectible accounts was approximately $122,000 as of December 31, 2019. There was no allowance at September 30, 2020.

Copa di Vino Corporation

Notes to Condensed Financial Statements (Unaudited)

Note 1 – Summary of Significant Accounting Policies (continued)

Inventories, net – Inventories consist primarily of bulk wine, cased goods, bottling supplies, and other merchandising inventories. These are stated at the lower of cost or fair value using the first-in, first-out method. An inventory adjustment of approximately $25,000 is included in costs of goods sold during the period ended September 30, 2020. No inventory adjustments were recorded during 2019.

Excise taxes – The Company pays alcohol excise taxes based on product sales to both the Oregon Liquor Control Commission and to the U.S. Department of the Treasury, Alcohol and Tobacco Tax and Trade Bureau (TTB). The Company is liable for the taxes upon the removal of product from the Company’s warehouse on a per gallon basis. The federal tax rate is affected by a small winery tax credit provision which decreases based upon the number of gallons of wine production in a year rather than the quantity sold.

During March 2014, the Company received a Notice of Proposed Assessment from the Department of Treasury for tax due and recorded an accrual of $173,659 based on the assessment. This amount is included in accrued liabilities as of September 30, 2020 and December 31, 2019. Excise tax laws state that when an assessment is made, the TTB can collect such tax by levy or by proceeding in court, for a period of 10 years after the assessment of the tax. The Company has not paid the assessment as of September 30, 2020.

Property and equipment – Property and equipment are carried at cost less accumulated depreciation and include major expenditures that increase the productivity or useful life of existing assets. Depreciation is computed using the straight-line method based on estimated useful lives of the related assets as follows:

Leasehold improvements	10-39 years
Tanks, machinery, and equipment	3–20 years
Furniture and fixtures	5–15 years

Management reviews property, plant, and equipment for impairment whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the asset to the undiscounted future net cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.

License agreements – On February 16, 2018, the Company entered into three separate license agreements with 1/4 Vin SARL, (1/4 Vin). 1/4 Vin has the right to license certain patents and patent applications relating to inventions, systems, and methods used in the Company’s manufacturing process. In exchange for notes payable, 1/4 Vin granted the Company a nonexclusive, royalty-bearing, non-assignable, nontransferable, terminable license which would continue until the subject equipment is no longer in service or the patents expire. The license agreement is recorded net of accumulated amortization of $82,900 at September 30, 2020 and $59,400 at December 31, 2019. Amortization will be approximately $31,000 annually until the license agreement is fully amortized. The asset is being amortized over a 10 year useful life.

Copa di Vino Corporation

Notes to Condensed Financial Statements (Unaudited)

Note 1 – Summary of Significant Accounting Policies (continued)

Revenue recognition – For sales of product, revenue is recognized when product is shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.

The Company pays depletion allowances to the Company’s distributors based on their sales to their customers. The Company sets these allowances on a periodic basis and the Company’s distributors bill them back periodically. All depletion expenses associated with a given month are recognized in that month as a reduction of revenues. Revenue is recorded net of allowances and discounts, which were $152,504 and $281,698 for the nine-months ended September 30, 2020 and 2019, respectively.

The Company also reimburses for samples used by distributors. Sample expenses are recognized at the time the Company is billed by the distributor as a selling, general and administrative expense. Samples expense was approximately $10,113 and $33,175 for the nine months ended September 30, 2020 and 2019, respectively.

Advertising and promotion costs – The Company expenses advertising and promotion costs as they are incurred. Advertising and promotion expenses amounted to approximately $82,200 and $164,600 for the nine months ending September 30, 2020 and 2019, respectively.

Shipping and handling costs – Amounts billed to customers for shipping and handling are classified as revenue. Costs incurred in shipping of goods are expensed as incurred and are reported as operating expenses in the statements of operations. Shipping and handling costs were approximately $152,400 and $297,000 for the nine months ended September 30, 2020 and 2019, respectively.

Income taxes – Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets.

The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense.

The Company recognized no uncertain tax positions or any accrued interest and penalties associated with uncertain tax positions for the nine months period ended September 30, 2020 and 2019. The Company files tax returns in the U.S. federal jurisdiction and various state jurisdictions. Generally, the Company is subject to examination by income tax authorities for three years from the filing of a tax return.

Copa di Vino Corporation

Notes to Condensed Financial Statements (Unaudited)

Note 1 – Summary of Significant Accounting Policies (continued)

Recent accounting pronouncements  – In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In June 2020, the FASB issued ASU 2020-05, which allows private companies to elect to adopt the guidance for annual reporting periods beginning after December 15, 2019. The Company has elected to defer implementation until its 2020 fiscal year in accordance with ASU 2020-05. The Company is currently evaluating the impact of the adoption of the new guidance, but does not feel that there will be a material impact to the financial statements as a whole.

In February 2016, FASB issued ASU 2016-02, which represents a significant change from the existing lease accounting model for lessees. Under the new guidance, for operating leases, a lessee is required to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. The new guidance is effective for calendar year 2022 for many nonpublic entities, with early adoption permitted. The Company is currently evaluating the effects of the adoption of the new guidance, but does not feel that there will be a material impact to the financial statements as a whole.

Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before the financial statements are available to be issued.

The Company has performed an evaluation of subsequent events through January 29, 2021, which is the date these financial statements were available to be issued.

Copa di Vino Corporation

Notes to Condensed Financial Statements (Unaudited)

Note 2 – Management’s Plan

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. In accordance with US GAAP, management evaluates whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date these financial statements were available to be issued. The Company has incurred operating losses over the past several years and has an accumulated deficit of approximately $5.1 million at September 30, 2020, which has eroded the Company’s working capital position. Accounts payable more than 90 days past due was approximately $788,000 as of September 30, 2020 and certain vendor payables were converted to notes payable over the previous two years. The current portion of notes payable was approximately $1,200,000. After evaluating these factors, the Company determined there is substantial doubt about the ability of the Company to continue as a going concern.

Subsequent to year-end 2019, the World Health Organization declared the novel coronavirus (COVID-19) outbreak a public health emergency. There have been mandates from international, federal, state, and local authorities requiring forced closures of various schools, businesses and other facilities and organizations. The experienced closures and cancellations of events throughout the country are expected to continue to have an adverse impact on the Company’s sales and associated cash flows.

In 2020, the Company obtained a Payroll Protection Program PPP loan in the amount of $159,900 through the Small Business Administration. The Company is also pursuing potential investment options, including the potential of a sale of substantially all of its assets. See Note 8.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund ongoing operations and increasing profitability.

Note 3 – Inventories

Inventories consist of the following at September 30, 2020 and December 31, 2019:

	2020	2019

Raw materials	$236,994	$184,950
Finished goods	326,995	314,791

Total inventories	$563,989	$499,741

Copa di Vino Corporation

Notes to Condensed Financial Statements (Unaudited)

Note 4 – Property and Equipment, net

Property and equipment consist of the following at September 30, 2020 and December 31, 2019:

	2020	2019

Leasehold improvements	$1,005,673	$1,005,673
Machinery and equipment	1,487,063	1,486,213
Tanks	169,223	164,195
Furniture and fixtures	54,750	54,750

	2,716,709	2,710,831

Less accumulated depreciation and amortization	(1,821,771)	(1,693,479)

	894,938	1,017,352

Construction in progress	26,098	19,799

Total property and equipment, net	$921,036	$1,037,151

Depreciation and amortization expense amounted to approximately $151,800 for the nine months ending September 31, 2020 and $173,300 for the years ended December 31, 2019.

Note 5 – Line of Credit

The Company maintains a line of credit with an approved maximum borrowing limit from a bank of $49,000 at September 30, 2020. The line is unsecured and bears interest at 6.75%. There was an outstanding balance of $44,755 and $49,000 on the line of credit at September 30, 2020 and December 31, 2019, respectively.

Copa di Vino Corporation

Notes to Condensed Financial Statements (Unaudited)

Note 6 – Notes Payable

Notes payable consist of the following at September 31, 2020 and December 31, 2019:

	2020	2019

Note payable to a vendor, weekly payments of at least $2,000 beginning December 2, 2016, including fixed interest of 4% at December 31, 2019 and 2018, until paid in full.	-	38,763

Note payable to an individual, monthly interest only payments, including fixed interest of 14%, due on December 7, 2020.	-	150,000

Notes payable to an individual, monthly interest only payments, including fixed interest of 15% and 20% at December 31, 2019 and 2018, respectively, due in May 2020.	-	215,000

PPP loan through the SBA.	159,900	-

Note payable to an individual, monthly interest only payments at 6% due on September 1, 2021.	150,000	150,000

Notes payable for license agreements (see Note 1) due in 36 monthly payments of $10,000, interest imputed at 10%, maturing in January 2021.	99,212	149,212

	409,112	702,975
Less current portion	(249,212)	(543,058)

Total notes payable, net of current portion	$159,900	$159,917

Copa di Vino Corporation

Notes to Condensed Financial Statements (Unaudited)

Note 7 – Related Party Transactions

The Company is related to Discover Development LLC and Drinx Tec Inc. through common ownership.

Discover Development LLC – The Company leases its production facility from Discover Development LLC for monthly rent of $15,000 under an operating lease agreement expiring July 1, 2025. Total related party rent expense during the nine months ending September 30, 2020 and 2019 totaled $119,500 and $107,250, respectively. Since this is a sub-lease by the owner of the Company, the monthly payment did differ from the monthly rent of $15,000. The Company is contractually obligated under the lease for annual payments as follows:

2020 (3 months)	45,000
2021	180,000
2022	180,000
2023	180,000
2024	180,000
Thereafter	45,000

Total	$810,000

Amounts due to Discover Development LLC at September 30, 2020 and December 31, 2019 were $992,710 and $108,426, respectively. Interest charged by Discover Development LLC to the Company during the nine months ending September 30, 2020 and 2019 was approximately $69,500 and $14,000, respectively. The Company received advances of $311,862 and paid $474,165 to Discover Development LLC during the nine months ending September 30, 2019. The Company received advances of $1,234,345 and paid $419,602 to Discover Development LLC during the nine months ending September 30, 2020.

Drinx Tec Inc. – Drinx Tec Inc. holds certain beverage technologies. Drinx Tec Inc. utilizes the Company’s personnel for certain administrative functions. During the nine months ending September 30, 2019, the Company charged Drinx Tec Inc. approximately $493,000 for its share of administrative costs, recorded as an offset to operating expenses in the statement of operations. During the nine months ending September 30, 2020, the Company charged Drinx Tec Inc. approximately $0 for its share of administrative costs.

Copa di Vino Corporation

Notes to Condensed Financial Statements (Unaudited)

Note 7 – Related Party Transactions (continued)

Related party payables consist of the following at September 30, 2020 and December 31, 2019:

	2020	2019

Discover Development LLC	$992,710	$108,426

Drinx Tec Inc. note payable (see below)	-	125,000

Total related party notes payable	$992,710	$233,426

In 2018, Drinx Tec Inc., a related party through common ownership, obtained a $125,000 note payable from an individual requiring interest only payments at a rate of 15% until maturity in December 2020. Drinx Tec then advanced the $125,000 to the Company under the same terms. The note was repaid 2020.

Note 8 – Subsequent Events

In December 2020, the company entered into an asset purchase agreement with Splash Beverage Group, Inc. (“Splash”), a Colorado company, and two of its wholly-owned subsidiaries, in which Splash acquired substantially all of the net assets that comprise the Company’s bottling and distribution business.